UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2014
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane Suite 186 Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305
Registrant’s telephone number, including area code

77, 52nd Avenue
St.-Hippolyte, Quebec, Canada J8A 3L3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 11, 2014, the Board of Directors of Technologies Scan Corp., a Nevada corporation (the “Corporation”), authorized the execution of that certain securities exchange agreement dated March 11, 2014 (the "Securities Exchange Agreement") among  the Company, PetVivo Inc., a Minnesota corporation ("PetVivo"), and the shareholders of PetVivo who hold of record the total issued and outstanding shares of common stock of PetVivo (the “PetVivo Shareholders”). In accordance with the terms and provisions of the Securities Exchange Agreement, the Corporation shall acquire all of the issued and outstanding shares of stock of PetVivo from the PetVivo Shareholders, thus making PetVivo its wholly-owned subsidiary, in exchange for the issuance to the PetVivo Shareholders of an aggregate 2,310,939,804 shares of its restricted common stock of the Corporation.

Therefore, there was a change in control of the Corporation. In accordance with the terms and provisions of the Securities Exchange Agreement, the Board of Directors accepted the resignations of its officers and directors as follows: (i) Gilbert Pomerleau as the Treasurer/Chief Financial Officer and member of the Board of Directors effective March 18, 2014; and (ii) Ghislaine St.-Hilaire as the President/Chief Executive Officer and as a member of the Board of Directors effective March 19, 2014. Simultaneously, the Board of Directors appointed John Lai as the President/Chief Executive Officer and member of the Board of Directors and John F. Dolan as the Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors.

John Lai. Mr. John Lai has over thirty years of senior operations and financial experience and has served as president, chief financial officer and director of a number of corporations with a record of facilitating acquisitions, business launches, reverse mergers, and driving production revenue growth. Mr. Lai is recognized as an expert in the Powersports industry. He is on the expert consulting staff of Cohen research in NYC. Mr. Lai also contracts out to give analysis on the Powersports industry to mutual funds such as Janus, Neuberger Bergmen, and Fidelity.

Mr. Lai currenty serves as chief executive officer and chairman of PetVivo since inception in 2013. PetVivo, based in Minneapolis, Minnesota, is an emerging biomedical device company focused on the licensing and commercialization of innovative medical devices for pets, or pet therapeutics. Mr. Lai also currently serves as chief executive officer and a director of Blue Earth Resources from 2012. Blue Earth, based in Burnsville, Minnesota, engages in the acquisition, operation and management of majority working interests inproducing oil and gas leases haveing wells in certain major oilfields of the United States. Its current oil and gas properties include producing oil and gaswells in northwestern Louisiana leases, which have many remaining undrilled locations toprovide considerable future drilling and expansion opportunities for BlueEarth. Mr. Lai served as chief executive officer and a director of Rovrr Inc. from 2008-2011, which offers advanced marketing solutions and proven methodologies to deliver successful social media monetization applications with high user acceptance. Mr. Lai served as president and director of Viper Powersports since inception in 2002-2008. He was responsible for raising $28million in private equity. He managed the design and production of four of the state of the art American made cruisers and engine platforms in the motorcycle industry. He also negotiated the acquisition of Thor Inc. and two pending acquisitions within the Powersports industry. Mr. Lai has also served as a director and chief financial officer of Buyitnow.com from 1996-1999 where he managed the completion of a $35,000,000 private placement through Paine Webber. He was responsible financial operations and forecasting with revenues over $40,000,000 and 100 employees.

Mr. Lai served as an advisor to Tech-Squared and raised private capital, which later became Digital River (DRIV), where he provided advice on financing options, management team. Mr. Lai formed Genesis Capital Group, Inc. in 1992 as a Merchant Banking boutique focused on mergers and acquisitions, reverse mergers, deal structuring, and equity placements. Genesis Capital will commit its own capital to bring a transaction to its fruition. Mr. Lai has benefitted from years of networking within the industry to solve problems and situations in the small cap arena.  Mr. Lai has completed over five transactions since the early 1990’s.

Prior to forming Genesis Capital Group, Inc. in 1992, he held varies positions at investment firms.  Between 1985 - 1992, Mr. Lai held positions at banking firms based in Chicago IL and NYC, NY. and Mpls, MN. He has been active in several charitable organizations.  Mr. Lai has been quoted in Dow Jones News, Investors Daily ,Minnesota Business Journal, Wall Street Journal, Finance and Commerence and several other business publications.

John F. Dolan.  Mr. John Dolan as served as a director of PetVivo. Mr. Dolan is also corporate and intellectual property counsel for Holt Power Group Inc. Prior to joining Holt Power Group Inc., Mr. Dolan was a shareholder in Fredrikson & Byron's intellectual property group and was a co-chair of its Cleantech group. Mr. Dolan works with corporations to strategically secure and protect domestic and foreign patent rights in a variety of technologies, including chemical compounds and compositions, industrial processes, films and coatings, biomass and biomaterials, mechanical devices, food products, packaging, recycled and building materials, biofuels and other renewable energies.

Mr. Dolan also advises companies on all aspects of intellectual property asset protection as well as technology and corporate development. Consultations include projects related to technology transfer and licensing, intellectual property due diligence in mergers, acquisitions and investments, product clearance analysis and opinions, business plan development, corporate set-up and structure strategies and patent litigation.

Mr. Dolan has also assisted entrepreneurs in the formation and development of new companies and has provided target identification and negotiation services related to venture funding, strategic partnering, licensing and merger and acquisitions. Mr. Dolan was also the founder of a company that commercialized a green technology where he crafted the strategy for the development, protection and utilization of unique intellectual property to raise capital, manufacture and commercialize products and license its technology.

Mr. Dolan has served as a patent examiner with the U.S. Patent and Trademark Office where he examined patent applications related to organic chemistry and biotechnology. This opportunity coupled with his legal experience has provided him a unique perspective of the intellectual property field.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.

Date: March 20, 2014	By:	/s/ John Lai
	Name:	John Lai
	Title:	President